EXHIBIT 99.2

AMENDMENT NO. 4

TO

ACUITY BRANDS, INC.

SUPPLEMENTAL DEFERRED SAVINGS PLAN

THIS AMENDMENT made as of the 29th day of June, 2006, by ACUITY BRANDS, INC. (the “Company”);

W I T N E S S E T H:

WHEREAS, the Company maintains the Acuity Brands, Inc. Supplemental Deferred Savings Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to provide for distributing Shares with respect to deferrals of Shares of Restricted Stock granted under the Acuity Brands, Inc. Long-Term Incentive Plan (the “LTIP”); and

WHEREAS, as a result of changes to the tax laws caused by Section 409A of the Code (“Section 409A”), the Company has established, effective as of January 1, 2005, the Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan (“2005 Plan”) for the primary purpose of crediting deferrals of compensation by Participants on or after January 1, 2005; and

WHEREAS, Section 409A contains certain grandfather and transition rules which make it advisable to transfer to the 2005 Plan liability for amounts currently credited to Participants’ Accounts in the Plan that are subject to Section 409A;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:

1.

Article IV of the Plan is hereby amended by adding a new Section 4.5, as follows:

“4.5 2005 and 2006 Deferral Elections And 2005 Plan Transfer Accounts

(a) With respect to Participants who participated in the Plan prior to January 1, 2005, and who have had Company contribution amounts credited to their Accounts on or after January 1, 2005 and/or who have made deferral elections under the Plan with respect to amounts which became payable on or after January 1, 2005, the Company hereby transfers to the 2005 Plan on the Transfer Date all rights with respect to the amounts credited or deferred (or to be credited or deferred), and the 2005 Plan will assume all obligations with respect to such credits or deferrals. Such credited or deferred amounts shall be maintained and administered in accordance with the 2005 Plan, including the payment and investment rules of the 2005 Plan.

(b) The Accounts (or portion of Accounts) of Participants in the Plan that were not vested as of December 31, 2004 are hereby transferred to the 2005 Plan on the Transfer Date and the 2005 Plan will assume all obligations with respect to the unvested amounts credited to such Accounts. The unvested amounts credited to such Accounts shall be maintained and administered in accordance with the 2005 Plan, including the payment and investment rules of the 2005 Plan.

(c) Effective as of the Transfer Date, no further Company credits or Participant deferrals shall be made to the Plan and all such future amounts shall be credited to the 2005 Plan.

(d) For purposes of this Section 4.5 and the Plan, the following definitions shall apply:

(i) “2005 Plan” means the Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan, effective as of January 1, 2005, and as it may be amended

(ii) “2005 Plan Transfer Account” means the amount credited to the Participant under the Plan that pursuant to subsections (a) and (b) above is being transferred to the 2005 Plan

(iii) “Transfer Date” means the date the liabilities for the amounts credited to the 2005 Plan Transfer Accounts are transferred to, and assumed by, the 2005 Plan.”

2.

Section 4.1(f) is hereby amended by adding the following new paragraph to the end of the present section:

Effective June 29, 2006, (i) the amounts credited to the Deferred Vested Value Subaccount resulting from the deferral of Shares of Restricted Stock granted under the LTIP shall continue to be treated as if such amounts were invested in Shares and the distribution of such amounts pursuant to Section 4.3 shall be made in Shares, and (ii) the amounts credited to the Deferred Vested Value Subaccount resulting from dividends on Shares shall be converted to cash at the closing price of Acuity Brands common stock on the New York Stock Exchange on June 29, 2006, shall thereafter be credited with interest at the Prime Rate as provided in Section 4.1, and shall be distributed in cash pursuant to Section 4.3. The time and manner of payment of the Deferred Vested Value Subaccount shall continue to be made in accordance with Section 4.3

3.

This Amendment No. 4 to the Plan shall be effective as of June 29, 2006. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 4 as of the date first written above.

ACUITY BRANDS, INC.

By:	/s/ Vernon J. Nagel